Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Capitalized terms used and not defined herein or in the Current Report on Form 8-K to which this Exhibit 99.4 relates (this “Current Report on Form 8-K”) have the meanings given to them in the definitive proxy statement filed by Zanite Acquisition Corp. with the U.S. Securities and Exchange Commission on April 13, 2022 (the “Proxy Statement”).

Introduction

The following unaudited pro forma condensed consolidated financial information provides additional information regarding the financial aspects of the business combination and related transactions. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Description of the Business Combination

On December 21, 2021, Embraer, Eve, EAH and Zanite entered into the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the transactions contemplated thereby.

As contemplated by the Business Combination Agreement and the Contribution Agreement, on December 10, 2021, Embraer transferred the Contributed Assets and associated liabilities, in the context of the Pre-Closing Restructuring, to Eve and subsidiaries of Eve, in exchange for the issuance of a certain number of Eve Interests. These transactions will be accounted for as a common control transaction.

Following such transactions, Embraer then transferred all of the Eve Interests held by it to EAH in exchange for the issuance of EAH Common Stock and EAH Preferred Stock. Embraer has also entered into the Preferred Stock Purchase Agreement with the Unaffiliated Investor, and, pursuant to the terms and conditions set forth therein, has sold and transferred to the Unaffiliated Investor such shares of EAH Preferred Stock. As a result of these Pre-Closing Restructuring activities, Eve is now a wholly owned subsidiary of EAH.

On May 9, 2022, in accordance with the Business Combination Agreement, the closing of the business combination occurred, pursuant to which Zanite issued 220,000,000 shares of Class A common stock to EAH in exchange for the transfer by EAH to Zanite of all of the issued and outstanding limited liability company interests of Eve. As a result of the business combination, Eve is now a wholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.” Upon the Closing, the Company received approximately $377.0 in gross cash proceeds, consisting of approximately $19.7 million from the Zanite trust account and $357.3 million from the PIPE Investment.

Further information about the business combination is set forth beginning on page 101 of the Proxy Statement in the section entitled, “The Business Combination Proposal,” and that information is incorporated herein by reference.

Accounting Treatment of the Business Combination

This business combination was accounted for as a reverse recapitalization, equivalent to the issuance of shares by Eve for the net monetary assets of Zanite accompanied by a recapitalization. Accordingly, the consolidated assets, liabilities and results of operations of Eve (or the UAM Business, as applicable) became the historical financial statements of the Company, and the assets, liabilities and results of operations of Zanite were consolidated with Eve beginning on the Closing Date. For accounting purposes, the financial statements of the Company represents a continuation of the financial statements of Eve. The net assets of Zanite were recorded at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the transaction are presented as those of Eve (or the UAM Business, as applicable) in future reports of the Company.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022, gives pro forma effect to the business combination as if it had been consummated as of March 31, 2022. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2021 and for the three months ended March 31, 2022, give pro forma effect to the business combination as if it had been consummated as of January 1, 2021. This information should be read in conjunction with the financial statements and notes of the UAM Business, and the financial statements and notes of Zanite (as restated), the sections titled “Eve Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Zanite’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “The Business Combination Proposal,” and other financial information included in the Proxy Statement, as well as the financial statements and notes of Zanite set forth in Zanite’s Q1 Quarterly Report, including in the section entitled “Zanite’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is incorporated into this Current Report on Form 8-K by reference..

The following unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the business combination and the related financing transactions. It sets forth and is derived from:

•	Eve’s historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022 and March 31, 2021, as included elsewhere in this Current Report on Form 8-K;

•	Zanite’s historical financial statements as of March 31, 2022, which are incorporated to this Current Report on Form 8-K by reference..

•

Pro forma transaction accounting and financing adjustments to give effect to business combination and issuance of the Company’s common stock, equity classified stock-based compensation pursuant to the Incentive Plan, and equity classified new warrants (as defined in the Proxy Statement) issued at Closing on the Company’s unaudited condensed consolidated balance sheet as of March 31, 2022, as if the business combination closed on March 31, 2022;

•

Pro forma autonomous entity adjustments to reflect Eve being a standalone entity, and the differences between the unaudited condensed consolidated balance sheet as of March 31, 2022 prepared on a carve-out basis and the balance sheet based on the actual assets and liabilities contributed to Eve by Embraer;

•

Pro forma adjustments to give effect to business combination and issuance of equity awards at Closing on the Company’s combined consolidated statement of operations for the year ended December 31, 2021, and the three months ended March 31, 2022, as if the business combination closed on January 1, 2021, the first day of the Company’s 2021 fiscal year; and

•

Pro forma autonomous entity adjustments to reflect incremental costs of Eve being a standalone entity in its unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021, and the three months ended March 31, 2022.

Transaction costs that are determined to be directly attributable and incremental to the transaction are deferred and recorded as other assets in the balance sheet leading up until the Closing. For pro forma purposes, such costs are recorded as a reduction in cash with a corresponding reduction of additional paid-in capital. These costs also include any costs related to the issuance of new warrants.

This unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is based on assumptions and estimates made and considered appropriate by the Company’s management; however, it is not necessarily indicative of what the Company’s consolidated financial condition or results of operations would have been assuming the transaction had been consummated as of the date indicated, nor does it purport to represent the consolidated financial position or results of operations of the combined company for future periods. The audited financial statements of the UAM Business have been derived from Embraer’s historical accounting records and reflect certain allocation of expenses. All the allocations and estimates in such financial statements are based on assumptions that the Company’s management believes are reasonable. The historical carve-out financial statements of the UAM Business do not necessarily represent the financial position or results of operations of the UAM Business had it been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information may not be useful in predicting the future financial condition and results of operations of the Company following the Closing. The adjustments included in this unaudited pro forma condensed consolidated financial information are preliminary and are subject to change. This unaudited pro forma condensed consolidated financial information does not contemplate any impacts of any synergies for the Company following the business combination. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section entitled “Risk Factors,” beginning on page 26 of the Proxy Statement, which information is incorporated by reference herein and in Item 2.01 of this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information has been prepared using the number of shares redeemed by holders of Class A common stock as of 5:00 p.m. ET on May 4, 2022, the deadline for submitting redemption requests in connection with the business combination, as follows:

•

This scenario presents 21,087,868 shares of Class A common stock redeemed for their pro rata share of the funds in Zanite’s trust account for an aggregate redemption payment of approximately $217.29 million.

The following summarizes the pro forma shares of the Company’s common stock issued and outstanding immediately after the business combination. Further, upon completion of the business combination, the approximate ownership interests of the Company, exclusive of (i) the exercise of any new warrants that became exercisable at Closing, to the extent not exercised immediately thereafter, (ii) the exercise of any public or private placement warrants of the Company, which will become exercisable 30 days after Closing, and (iii) the issuance of any equity awards issued at Closing, is as set forth in the table below:

	After Redemptions
Equity Capitalization at Closing	Shares (in millions)%
EAH (1)	238.50	90.3%
Zanite public stockholders	1.91	0.7%
Zanite initial stockholders (2)	8.25	3.1%
Third party PIPE investors	14.73	5.6%
Strategic warrants exercised at Closing	0.80	0.3%

Total shares of Zanite common stock outstanding at closing of the Transaction	264.19	100%

(1)	Includes 18,500,000 shares of common stock subscribed for and purchased by EAH as part of the PIPE Investment at a purchase price of $10.00 per share.
(2)

Includes (i) 5,050,000 founder shares held by the Sponsor and (ii) 2,500,000 shares of common stock the Sponsor purchased in connection with the PIPE Investment at a purchase price of $10.00 per share, in each case, which were subsequently distributed by the Sponsor to its members at Closing on a pro-rata basis. Also includes 250,000 founder shares held by Ronald D. Sugar, 150,000 founder shares held by John B. Veihmeyer, 150,000 founder shares held by Larry R. Flynn and 150,000 founder shares held by Gerard J. DeMuro.

In addition to the PIPE Investment, new warrants have been issued to certain PIPE Investors in connection with the Closing of the business combination pursuant to the Strategic Warrant Agreements. At the Closing Date, there is outstanding new warrants exercisable for (i) 6,400,000 shares of common stock at an exercise price of $0.01 per share without further contingency; (ii) 2,350,000 shares of common stock at an exercise price of $0.01 per share but exercise is contingent on fulfillment of certain milestones; (iii) 12,000,000 shares of common stock at an exercise price of $15.00 per share but exercise is contingent on fulfillment of certain milestones; and (iv) 5,000,000 shares of common stock at an exercise price of $11.50 per share without further contingency. Additionally, certain Strategic Warrant Agreements provide for warrants to be issued contingent on the fulfillment of certain milestones which are exercisable for 9,100,000 shares of common stock at an exercise price of $0.01 per share.

As further described in the disclosure set forth in Item 1.01 of this Current Report on Form 8-K and beginning on page 126 of the Proxy Statement in the sections entitled “The Business Combination Proposal—Ancillary Agreements—Tax Receivable Agreement” and “The Business Combination Proposal—Ancillary Agreements—Tax Sharing Agreement,” the Company has entered into the following agreements at Closing:

•

A Tax Receivable Agreement, which generally provides for the payment by the Company of 75% of certain federal and state net tax benefits, if any, that the Company realizes (or, in certain cases, is deemed to realize) as a result of these increases in tax basis, tax benefits related to entering into the Tax Receivable Agreement, and tax benefits attributable to payments under the Tax Receivable Agreement; and

•

A Tax Sharing Agreement, which generally applies if EAH and the Company are members of the same consolidated group, as defined under the Internal Revenue Code. The Tax Sharing Agreement governs certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis. Generally, the consolidated group’s parent would be liable for the income taxes of the group members (including the Company), rather than the Company being required to pay such income taxes itself. The Tax Sharing Agreement provides for payments from the Company to EAH based on the increase to EAH’s income tax liability as a result of the Company being a member of such group. However, the Tax Sharing Agreement will generally disregard 75% of the tax benefits covered by the Tax Receivable Agreement, consistent with the agreed sharing percentages for such tax savings under the Tax Receivable Agreement. Furthermore, the Tax Sharing Agreement provides for a notional recording of a decrease to EAH’s income tax liability as a result of the Company being a member of such group without a payment being made from EAH to the Company. Instead, such notional accumulated benefits may reduce future payments due by the Company under the Tax Sharing Agreement or Tax Receivable Agreement.

The Tax Receivable Agreement applies in periods when EAH and the Company are not members of a consolidated tax group. The Tax Receivable Agreement is accounted for as a contingent liability, with amounts accrued when deemed probable and estimable. Such liability would be initially recorded as an offset to equity. All of the effects of future changes in estimates, facts and circumstances related to the Tax Receivable Agreement will be included in the Company’s profit or loss, outside of income tax expense. At this time, all US deferred tax assets of the Company are fully offset by a valuation allowance and there is not an expectation that there will be any cash tax savings. Therefore, no liability related to future Tax Receivable Agreement payments would have been recorded in the unaudited pro forma condensed consolidated financial information.

The Company considers that the Tax Receivable Agreement will not apply for the purposes of the unaudited pro forma condensed consolidated financial information because management believes that EAH has met the control requirements, defined under the Internal Revenue Code, at Closing, such that the Company and EAH will be members of the same consolidated group.

Under the Tax Sharing Agreement, EAH will benefit from the anticipated future tax losses generated by the Company but will only credit these amounts against future liabilities owed by the Company. Based on terms of the Tax Sharing Agreement, no tax benefits would accrue to the Company based on a pro forma calculation of the Company’s stand-alone tax return and therefore no benefit has been assumed in the unaudited pro forma condensed consolidated financial information. As such, no pro forma adjustment related to the Tax Sharing Agreement is necessary. Once the Company begins to generate taxable profits, amounts owed by the Company to EAH under the Tax Sharing Agreement will be offset and reduced by prior losses generated by the Company for which EAH had received a benefit.

The unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company following the business combination. The unaudited pro forma adjustments represent management’s estimates based on information currently available as of the date of these unaudited pro forma condensed consolidated financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used, including in respect of the matters further described in Notes 1 and 2, to present the unaudited pro forma condensed consolidated financial information. Actual amounts as of the date of the consummation of the business combination might differ from the pro forma amounts presented below in the unaudited pro forma condensed statement of financial position below as of March 31, 2022, primarily as a result of the timing and amount of expenditure related to development activities and capital expenditures as discussed elsewhere in this proxy statement. Eve and Zanite have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between them.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
ASSETS
Current:
Cash and cash equivalents	$12,508	$25	$(28,229)	a, b, c, d, j	$357,300	k	$—		$341,604
Related party receivable	163	—	—		—		—		163
Prepaid expenses	—	85	—		—		—		85
Derivative financial instruments	—	—	—		—		—		—
Other current assets	129	—	—		—		—		129

Total current assets	$12,800	$110	$(28,229)		$357,300		$—		$341,981
Noncurrent:
Investments held in trust account	—	236,947	(236,947)	a	—		—		—
Deferred tax asset							—		—
Right of use asset	—	—	—		—		275	l	275

Total assets	$12,800	$237,057	$(265,176)		$357,300		$275		$342,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$61	$5,709	$(5,659)	c	$—		$—		$111
Related party payable	7,716	—	—		—		—		7,716
Promissory note — related party	—	150	(150)	c	—		—		—
Derivative financial instruments	—	—	—		—		—		—
Other payables	973	—	—		—		72	l	1,045

Total current liabilities	$8,750	$5,859	$(5,809)		$—		$72		$8,872
Noncurrent Liabilities:
Deferred underwriting fee payable	$—	$8,050	$(8,050)	b	$—		$—		$—
Derivative liabilities	—	16,622	(7,360)	e	—		—		9,262
Other payables	405	—	—		—		203	l	608

Total liabilities	$9,155	$30,531	$(21,219)		$—		$275		$18,742

Commitments and contingencies
Class A common stock subject to possible redemption, 23,000,000 shares at $10.30 per share redemption value	—	236,900	(236,900)	f	—		—		—

Stockholders’ equity:
Net parent investment	$3,645	$—	$(3,645)	g	$—		$—		$—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized	—	—	1	f, h, j	4	k	—		5
Class B common stock, $0.0001 par value; 10,000,000 shares authorized	—	1	(1)	h	—		—		—
Additional paid-in capital	—	—	(34,287)	c, d, e, f, g, i, j	357,296	k	—		323,009
Accumulated other comprehensive income/ (loss)	—	—	—		—		—		—
Accumulated deficit	—	(30,375)	30,875	i	—		—		500

Total Shareholder’s Equity	$3,645	$(30,374)	$(7,057)		$357,300		$—		$323,514

Total liabilities, Redeemable Common Stock and Shareholder’s Equity	$12,800	$237,057	$(265,176)		$357,300		$275		$342,256

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments	Autonomous Entity Adjustments		Pro Forma Combined
Operating expenses
Research and development	$(13,280)	$—	$—		$—	$(33,269)	dd	$(46,549)
General and administrative	(2,510)	(6,101)	(8,320)	aa	—	(29,559)	dd	(46,491)

Operating loss	(15,790)	(6,101)	(8,320)		—	(62,828)		(93,039)
Interest earned on investments held in Trust Account	—	23	(23)	bb	—	—		—
Change in fair value of derivative liabilities	—	20,600	(8,970)	cc	—	—		11,630
Transaction costs allocated to warrant issuance	—	—	—		—	—		—
Foreign currency loss	(77)	—	—		—	—		(77)

Loss before income taxes	(15,867)	14,522	(17,313)		—	(62,828)		(81,486)
Income tax benefit / (expense)	—	—	—		—	—		—

Net loss and comprehensive loss	$(15,867)	$14,522	$(17,313)		$—	$(62,828)		$(81,486)

Net Loss Per Share
Basic and Diluted Loss per share, Class A Redeemable Common Stock		$0.51						$(0.30)
Weighted-average shares of common stock outstanding, Class A Redeemable common stock — basic and diluted		23,000,000						270,592,132
Basic and diluted loss per share, Class B Non-redeemable Common Stock		$0.51						$—
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock		5,750,000						—

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share amounts)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments	Autonomous Entity Adjustments		Pro Forma Combined
Operating expense
Research and development	$(9,115)	$—	$—		$—	$(16,613)	dd	$(25,728)
Selling, general, and administrative	(809)	(1,577)	—		—	(6,159)	dd	(8,545)

Operating loss	(9,924)	(1,577)	—		—	(22,772)		(34,273)
Interest earned on investments held in Trust Account	—	21	(21)	bb	—	—		—
Change in fair value of derivative liabilities	—	6,953	3,105	cc	—	—		10,058
Foreign currency gain / (loss)	423	—	—		—	—		423

(Loss)/ profit before income taxes	(9,501)	5,397	3,084		—	(22,772)		(23,792)
Income tax benefit / (expense)	—	—	—		—	—		—

Net (loss)/ profit and comprehensive loss	$(9,501)	$5,397	$3,084		$—	$(22,772)		$(23,792)

Net Loss Per Share
Basic and Diluted profit/ (loss) per share, Class A Redeemable Common Stock		$0.19						$(0.09)
Weighted-average shares of common stock outstanding, Class A Redeemable common stock — basic and diluted		23,000,000						270,592,132
Basic and diluted profit per share, Class B Non-redeemable Common Stock		$0.19						$—
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock		5,750,000						—

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except share and per share data)

1. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated.

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The Company has elected not to present management adjustments and will only be presenting transaction accounting adjustments, financing adjustments and autonomous entity adjustments in the unaudited pro forma condensed consolidated financial information. The autonomous entity adjustments are derived from contractual arrangements established with Embraer under a Master Services Agreement and a Shared Services Agreement and other third parties.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations are based upon the weighted average number of the Company’s shares outstanding for the year ended December 31, 2021, and the period ended March 31, 2022 assuming the business combination occurred on January 1, 2021.

The transaction executed in accordance the Business Combination Agreement allowed Zanite public warrants to be reclassified to equity. As such, the public warrants will be remeasured at fair value at Closing and transferred at that value to equity. The equity classified public warrants will not be subject to subsequent remeasurement.

In connection with the transaction, the Incentive Plan was established for the Company according to which officers, directors and other eligible employees may be granted equity incentive awards and compensation. The pro forma condensed consolidated financial information reflects adjustments to account for the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Incentive Plan Proposal.” beginning on page 163 of the Proxy Statement.

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 are as follows:

Transaction Accounting Adjustments:

a)	Reflects the reclassification of $236.95 million of cash and cash equivalents held in the Company’s trust account that became available following the business combination;

b)	Reflects the payment of $7.55 million of deferred underwriters’ fees incurred in connection with Zanite’s IPO, which were paid upon completion of the business combination;

c)

Reflects the payment of additional Zanite transaction costs in the amount of $8.82 million and a payment of accrued transaction costs amounting to $5.66 million, each of which were paid upon Closing. This adjustment also reflects the repayment by Zanite of amounts due under the promissory note entered into by Zanite and the Sponsor of $0.15 million.

d)	Reflects a disbursement of cash in the amount of $25.71 million to Embraer or one of its affiliates as agreed upon in the Business Combination Agreement and paid upon Closing.

e)	Reflects an adjustment of $7.36 million to account for the reclassification of public warrants from liability to stockholders’ equity.

f)	Reflects the reclassification of $236.9 million of Class A common stock subject to redemption to permanent equity upon completion of the business combination;

g)	Reflects the elimination of $3.65 million of net parent investment and shares issued to Embraer as part of the Pre-Closing Restructuring;

h)	Reflects the conversion of $0.58 million of Class B common stock into Class A common stock upon the consummation of the business combination on a one-for-one basis;

i)	Reflects the reclassification of $30.38 million of Zanite’s historical accumulated deficit to additional paid-in capital upon consummation of the business combination.

j)

Reflects the actual redemption of 21,087,868 shares of Class A common stock for $217.29 million allocated to shares of Class A common stock and additional paid-in capital using par value $0.0001 per share at a redemption price of approximately $10.30 per share.

Financing Adjustments:

k)

Reflects the receipt of $357.30 million from the issuance and sale of 35.73 million shares of common stock at $10.00 per share plus equity classified new warrants without further contingency, pursuant to the PIPE Investment entered into with the PIPE Investors. New warrants to be issued contingent upon certain future milestones are considered share-based payment awards to potential customers in anticipation of future supply agreements within the scope of ASU 2019-08, Codification Improvements — Share-Based Consideration Payable to a Customer. The awards will be measured and classified in accordance with ASC 718, Share Based Payment, and recognized under ASC 606, Revenue from Contracts with Customers, as consideration payable to a customer, and would be expected to be accounted for as variable consideration (i.e., a reduction of future revenue). Since the vesting of the warrants is contingent on the execution of future supply agreements, there is currently no accounting for the warrants under ASC 606 and therefore, there are no pro forma adjustments related to these warrants.

Autonomous Entity Adjustments:

l)

Reflects the recognition of a right of use asset in the amount of $0.28 million with corresponding lease liability of $0.07 million in other payables and $0.21 million in other noncurrent payables related to the Lease Agreements.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The adjustments included in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022 are as follows:

Transaction Accounting Adjustments:

(aa)

Reflects the Zanite transaction costs of approximately $8.32 million as if incurred on January 1, 2021, the date the business combination occurred for the purposes of the unaudited pro forma condensed consolidated statement of operations. This is a non-recurring item.

(bb)

Reflects the elimination of $0.02 million and $0.02 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, of the interest earned on investments held in the trust account;

(cc)

Reflects the removal of $8.97 million and $3.11 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, for the change in derivative fair value of the warrants, which will be classified in equity after the Closing

Autonomous Entity Adjustments:

(dd)

Reflects the following adjustments of $62.83 million and $22.77 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, related to the Company being a standalone public company and incurring certain incremental costs resulting from:

•

The establishment of new business functions related to financial reporting and regulatory compliance, and costs associated with accounting, auditing, tax, legal, information technology, human resources, investor relations, risk management, treasury, and other general and administrative related functions of $48.82 million and $19.15 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively;

•	New insurance premiums of $1.51 million and $0.38 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively;

•

Software costs of $4.01 million and $1.00 for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, related to stand up of Eve’s information technology function; and

•

Incentive Plan awards granted by the Company of $8.49 million and $2.25 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, to its employees and directors pursuant to the Incentive Plan. The director awards are subject to certain service vesting conditions and the employee awards are subject to certain service and performance vesting conditions.

Earnings (loss) per Share

Net earnings (loss) per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the business combination and other related events, assuming the shares were outstanding since January 1, 2021. As the business combination is being reflected as if it had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes the shares issued in connection with the business combination have been outstanding for the entire periods presented. Under the maximum redemption scenario, 23,000,000 shares of Class A common stock assumed to be redeemed by Zanite public stockholders are eliminated as of January 1, 2021.

The unaudited pro forma condensed consolidated financial information has been prepared using the number of shares redeemed by holders of Class A common stock as of 5:00 p.m. ET on May 4, 2022, the deadline for submitting redemption requests in connection with the business combination, as follows:

•

This scenario presents 21,087,868 shares of Class A common stock redeemed for their pro rata share of the funds in Zanite’s trust account for an aggregate redemption payment of approximately $217.29 million.

in thousands, except share data	Year ended December 31, 2021	Period ended March 31, 2022
Pro forma net loss	$(81,486)	$(23,792)
Basic and diluted weighted average shares outstanding	270,592,132	270,592,132

Pro forma net loss per share – basic and diluted (1)	$(0.30)	$(0.09)

Weighted average shares outstanding – basic and diluted
EAH (2)	238,500,000	238,500,000
Zanite public stockholders	1,912,132	1,912,132
Zanite Initial Stockholders (3)	8,250,000	8,250,000
Third-Party PIPE Investors	14,730,000	14,730,000
Certain new warrants issued at closing	7,200,000	7,200,000

	270,592,132	270,592,132

(1)

Outstanding public warrants and private placement warrants are anti-dilutive and are not included in the calculation of diluted net loss per share. Zanite currently has 11,500,000 public warrants and 14,250,000 private placement warrants outstanding. Each warrant entitles the holder to purchase one share of common stock at $11.50 per share. Subject to the terms of the Warrant Agreement, these warrants are not exercisable until 30 days after Closing. In addition, new warrants exercisable for up to 7,200,000 shares of common stock are included in the basic and diluted net loss per share calculation as they are exercisable for little to no consideration upon Closing. Immediately after Closing, certain of the new warrants were exercised to purchase 800,000 shares of common stock for a purchase price of $0.01 per share.

(2)	Includes 18,500,000 shares of Common Stock purchased by EAH as part of the PIPE Investment.
(3)

Includes (i) 5,050,000 founder shares held by the Sponsor and (ii) and (ii) the 2,500,000 shares of common stock the Sponsor purchased in connection with the PIPE Investment at a purchase price of $10.00 per share, in each case, which were subsequently distributed by the Sponsor to its members at Closing on a pro-rata basis. Also includes 250,000 founder shares held by Ronald D. Sugar, 150,000 founder shares held by John B. Veihmeyer, 150,000 founder shares held by Larry R. Flynn and 150,000 founder shares held by Gerard J. DeMuro.